UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS, INC.WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Artificial Intelligence Technology Solutions, Inc.
10800 Galaxie Avenue

Ferndale, MI 48220

Telephone: (877) 787-6268

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholders:

This notice and the accompanying information statement (this “Information Statement”) are being mailed on or about February ____, 2026 to holders of record (the “Stockholders”) of the common stock, par value $0.00001 per share (the “Common Stock”), of Artificial Intelligence Technology Solutions, Inc., a Nevada corporation (the “Company”), as of the close of business on February 4, 2026 (the “Record Date”), in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On February 5, 2026, the holders of a majority of the voting power of the Company’s outstanding voting securities (the “Majority Stockholders”) on the Record Date executed the written consent (“Written Consent”) approving a reverse stock split of the Company’s issued and outstanding Common Stock at a ratio of 1-for-100 (the “Reverse Stock Split”), and to make the required filing(s) with the Nevada Secretary of State (including a Certificate of Change, if applicable) to implement the Reverse Stock Split in accordance with Nevada law and the Company’s Articles and Bylaws, as further described in this Information Statement.

The Written Consent was delivered in accordance with NRS 78.320 and Section 2.11 of the Company’s Bylaws. No consent or proxies are being requested from Stockholders, and the Board is not soliciting your proxy or consent. Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Stock Split will not become effective before a date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to Stockholders.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement has been filed with the Securities and Exchange Commission (the “Commission”) and is furnished to Stockholders for informational purposes only pursuant to Section 14(c) of the Exchange Act and Regulation 14C.

The entire cost of furnishing this Information Statement will be borne by the Company.

By order of the Board of Directors of

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS, INC.

Date: February ___, 2026

/s/ Steven Reinharz
By:	Steven Reinharz
Title:	Chief Executive Officer and Director

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS, INC.
10800 Galaxie Avenue

Ferndale, MI 48220

Telephone: (877) 787-6268

SCHEDULE 14C INFORMATION STATEMENT

This Information Statement is first being mailed or furnished to Stockholders on or about February ___, 2026.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Why am I receiving this Information Statement? You are receiving this Information Statement because the Company has taken certain corporate actions by written consent of the holders of a majority of the voting power of the Company, in lieu of holding a meeting of Stockholders. This Information Statement is being furnished to you to inform you of those actions.

What actions have already been approved? The stockholder action approved by written consent authorizes the Company’s Board of Directors (the “Board”) to effect a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio of 1-for-100 (the “Reverse Stock Split”).

What is the Company’s objective for the Reverse Stock Split? The primary purpose of the Reverse Stock Split is to increase the per-share market price of the Company’s Common Stock in order to, among other things, increase the market price per share of the Company’s Common Stock to help the Company satisfy the initial listing price requirements for quotation on the OTC Markets OTCQB, improve the marketability of its Common Stock to a broader range of investors, and reduce certain administrative burdens associated with having a large number of outstanding shares.

Do I need to do anything? No. You are not being asked to vote or take any action. If the Reverse Stock Split is implemented, Stockholders holding shares in street name should expect their positions to be adjusted automatically. Stockholders holding certificated shares may be required to exchange certificates depending on the Company’s transfer agent procedures.

When will the Reverse Stock Split become effective? The Reverse Stock Split will not become effective until (i) at least 20 calendar days after this Information Statement is first mailed or furnished to Stockholders and (ii) the Company files a Certificate of Change (or other appropriate filing) with the Nevada Secretary of State to implement the Reverse Stock Split, as permitted under NRS 78.209. The Board will determine the effective date and time (the “Effective Time”).

What is the record date? The record date for determining Stockholders entitled to receive this Information Statement is February 4, 2026 (the “Record Date”).

What is the FINRA process for implementing the Reverse Stock Split? Because the Company’s Common Stock trades on the OTC Markets (currently under the symbol “AITX”), the Company must submit the reverse stock split as a corporate action to FINRA for processing in accordance with FINRA Rule 6490 and related requirements under SEC Rule 10b-17. The Reverse Stock Split will not be reflected in trading or stockholder accounts until FINRA processes the corporate action and the Effective Time occurs (following the Nevada filing and the 20-day waiting period under Rule 14c-2). The Company will coordinate with its transfer agent and FINRA in connection with the implementation. Stockholders do not need to take any action in connection with the FINRA process. The Company expects to file a Current Report on Form 8-K with additional information regarding the timing and mechanics of the Reverse Stock Split.

GENERAL INFORMATION

This Information Statement is being furnished in connection with actions taken by written consent pursuant to Nevada law (including NRS 78.320) and the Company’s governing documents. Under NRS 78.320 and Section 2.11 of the Company’s Bylaws (Bylaws filed as Exhibit 3.2 to the Company’s Form 10-Q for the period ended November 30, 2025 filed with the Securities and Exchange Commission on January 14, 2026, Stockholders may take action by written consent without a meeting when the required voting power is obtained. Because the Reverse Stock Split described herein has already been approved by written consent, the Company is not soliciting proxies, and no meeting of stockholders will be held.

This Information Statement is being mailed to Stockholders of record as of the Record Date. Only holders of record as of the Record Date are entitled to receive this Information Statement.

SUMMARY OF OUTSTANDING CAPITALIZATION BEFORE & AFTER THE REVERSE STOCK SPLIT

Class of Stock	Authorized Before and After the Reverse Stock Split	Issued and Outstanding Before the Reverse Stock Split	Issued and Outstanding After the Reverse Stock Split
Common Stock	27,500,000,000	25,987,280,437	259,872,805	(1)
Preferred Stock (total) (2) (3) (4)	20,000,000	3,353,104	3,353,104
Series B Preferred Stock	5,000	0	0
Series C Convertible, Redeemable Preferred Stock (5)	1,000	591	591
Series E Preferred Stock (6)	4,350,000	3,350,000	3,350,000
Series F Convertible Preferred Stock (7)	10,000	2,513	2,513
Series G Preferred Stock	100,000	0	0
Total Voting Power (vote) (9)	—	83,280,841,311	832,808,415

(1)	The number of shares and votes after the Reverse Stock Split is an estimate. No fractional shares will be issued; instead, the Company will round up fractional interests to the nearest whole share.
(2)	The Company has the 20,000,000 shares of Preferred Stock authorized, with 15,534,000 shares undesignated and 4,466,000 shares designated into the following classes (i) Series B Preferred Stock: 5,000 shares; (ii) Series C Convertible, Redeemable Preferred Stock: 1,000 shares; (iii) Series E Preferred Stock: 4,350,000 shares; (iv) Series F Convertible Preferred Stock: 10,000 shares; and (v) Series G Preferred Stock: 100,000 shares.
(3)	There are 3,353,104 shares of Preferred Stock issued and outstanding as of February 4, 2026, as follows: (i) Series B Preferred Stock: 0 shares; (ii) Series C Convertible, Redeemable Preferred Stock: 591 shares; (iii) Series E Preferred Stock: 3,350,000 shares; (iv) Series F Preferred Stock: 2,513 shares; and (v) Series G Preferred Stock: 0 shares
(4)	Shares of Preferred Stock are not to be effected by the Reverse Stock Split.

(5)	Each share of Series C Convertible, Redeemable Preferred Stock is redeemable into shares of Common Stock at $1,200 per share, using the conversion price equal to 80% of the lowest market price over the previous 15 trading days, and has voting rights on an as converted basis. As of February 4, 2026, there were 591 shares of Series C Convertible, Redeemable Preferred Stock outstanding. Based on the lowest market price of the Common Stock over the previous 15 trading days prior to February 4, 2026 ($0.0005) and applying the 80% discount, the Series C Convertible, Redeemable Preferred Stock have cumulative voting power equal to 1,773,000,000 votes ($1,200/$0.0004 X 591) on an as converted basis prior to the Reverse Stock Split and approximately 17,730,000 votes ($1,200/$0.04 X 591) on an as converted basis after the Reverse Stock Split.
(6)	The Series E Preferred Stock will always have voting rights equal to twice the number of votes of all outstanding shares of capital stock; that is, the holders of Series E Preferred Stock will always have 2/3rds of our voting power. Prior to the Reverse Stock Split, there were 25,987,280,437 shares of our Common Stock outstanding, totaling 25,987,280,437 votes, and 591 shares of our Series C Convertible, Redeemable Preferred Stock outstanding, totaling 1,773,000,000 votes (see footnote (5) above), for an aggregate total of 27,760,280,437 votes, resulting in the Series E Preferred Stock, as a class, having total voting power equal to 55,520,560,874 votes (2 X 27,760,280,437) prior to the Reverse Stock Split. After the Reverse Stock Split, there will be approximately 259,872,805 shares of our Common Stock outstanding, totaling approximately 259,872,805 votes, and 591 shares of our Series C Convertible, Redeemable Preferred Stock outstanding, totaling approximately 17,730,000 votes (see footnote (5) above), for an aggregate total of approximately 277,602,805 votes, resulting in the Series E Preferred Stock, as a class, having total voting power equal to approximately 555,205,610 votes (2 X 277,602,805).
(7)	Each holder of the Series F Convertible Preferred Stock can convert all (but not less than all) of their shares of Series F Convertible Preferred Stock into a number of shares of Common Stock determined by multiplying the number of issued and outstanding shares of Common Stock by 3.45, on a pro rata basis. The Series F Convertible Preferred Stock has no voting rights prior to conversion.
(8)	Total voting power before the Reverse Stock Split is 25,987,280,437 votes for the Common Stock + 1,773,000,000 votes for the Series C Convertible, Redeemable Preferred Stock + 55,520,560,874 votes for the Series E Preferred Stock = 83,280,841,311 votes. Total voting power after the Reverse Stock Split (estimate) is 259,872,805 votes for the Common Stock + 17,730,000 votes for the Series C Convertible, Redeemable Preferred Stock + 555,205,610 votes for the Series E Preferred Stock = 832,808,415 votes.

MAJORITY STOCKHOLDER CONSENT

For purposes of this Information Statement, the “Majority Stockholders” means the holders of record and/or beneficial owner(s) of shares representing a majority of the voting power of the Company’s outstanding voting securities entitled to vote on the Reverse Stock Split. The Majority Stockholders, holding approximately 66.67% of the voting power on the Record Date, approved the Reverse Stock Split by Written Consent, without a meeting and without a vote of the remaining stockholders, on February 5, 2026. Therefore, no meeting and no further action by other stockholders is required.

THE REVERSE STOCK SPLIT

Overview

Upon effectiveness of the Reverse Stock Split (the “Effective Time”), each 100 shares of issued and outstanding Common Stock will automatically be combined and reclassified into one (1) share of Common Stock at the Effective Time. The Reverse Stock Split will affect all holders of Common Stock uniformly and will not change any stockholder’s percentage ownership in the Company, except for adjustments that may result from the rounding up of fractional shares.

Purpose and Background

The Board believes the Reverse Stock Split may, among other things, increase the market price per share of the Company’s Common Stock to help the Company satisfy the initial listing price requirements for quotation on the OTC Markets OTCQB, improve the marketability of its Common Stock to a broader range of investors, and reduce certain administrative burdens associated with having a large number of outstanding shares.

There can be no assurance that the Reverse Stock Split will increase the market price of the Company’s Common Stock, that any price increase will be sustained, or that the Company will satisfy all other requirements for initial listing price requirements for quotation on the OTC Markets OTCQB.

Effect on Outstanding Shares; Illustrative Example

The Reverse Stock Split will reduce the number of shares of Common Stock issued and outstanding by a ratio of 1-for-100. Therefore, the number of shares of Common Stock outstanding will decrease from 25,987,280,437 to approximately 259,872,805 shares (subject to rounding up of fractional shares).

Authorized Shares; Par Value

The Reverse Stock Split will not change the number of authorized shares of Common Stock (27,500,000,000) or the par value of the Common Stock ($0.00001).

Authorized but Unissued Shares

Following the Reverse Stock Split, the Company’s authorized but unissued shares of Common Stock will increase from 1,512,719,563 to approximately 27,240,127,195 based on approximately 259,872,805 shares outstanding (subject to rounding up of fractional shares).

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, the Company will round up fractional interests to the nearest whole share.

Effect on Options, Warrants, and Convertible Securities

If the Company has outstanding options, warrants, or convertible securities, the Reverse Stock Split is expected to proportionately adjust the number of shares of Common Stock issuable upon exercise or conversion and the applicable exercise or conversion prices, in accordance with the terms of the applicable instruments.

Trading Market; CUSIP; Transfer Agent

The Company’s Common Stock currently trades on the OTC Markets OTCID Market under the symbol “AITX.” Following FINRA processing of the Reverse Stock Split, the Company expects its Common Stock to trade under the symbol “AITXD” for 20 business days. After which, the Company expects its symbol to return to its current symbol “AITX”. The Company expects that a new CUSIP number will be assigned to the post-split Common Stock.

The transfer agent for the Company’s Common Stock is TranShare Corporation, Address 17755 US Hwy 19 N, Clearwater, FL 33764, USA. Their telephone number is (303) 662-1112.

No Appraisal or Dissenter’s Rights

The holders of Common Stock are not entitled to appraisal or dissenters’ rights under Nevada law in connection with the Reverse Stock Split.

Material U.S. Federal Income Tax Consequences (Summary)

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders of Common Stock. This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s personal circumstances. Stockholders are urged to consult their own tax advisors regarding the U.S. federal, state, local, and non-U.S. tax consequences of the Reverse Stock Split.

In general, a Reverse Stock Split of Common Stock should be treated as a tax-free recapitalization for U.S. federal income tax purposes. Accordingly, a U.S. holder generally should not recognize gain or loss as a result of the Reverse Stock Split. The aggregate tax basis of the shares of Common Stock received by a U.S. holder in the Reverse Stock Split generally should be equal to the U.S. holder’s aggregate tax basis in the shares of Common Stock surrendered, and the holding period of the shares received generally should include the holding period of the shares surrendered.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as described in this Information Statement, no director or executive officer of the Company has a substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all other stockholders of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information regarding the beneficial ownership of the Company’s securities as of the date of this Information Statement (and, with respect to Preferred Stock outstanding amounts, as of February 4, 2026) by: (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors and executive officers, and (iii) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Artificial Intelligence Technology Solutions, Inc., 10800 Galaxie Avenue, Ferndale, MI 48220.

Common Stock Beneficial Ownership (shares outstanding as of February 4, 2026)

Name Beneficial Owner and Position	Number of Shares of Common Stock Beneficially Owned (1)	% of Class (1)	% of Total Voting Power (2)
Steven Reinharz, Chief Executive Officer and Director (3)	87,408,471,108	77.08%	66.67%
Anthony Brenz, Chief Financial Officer and Secretary	0	0%	0%
Mark Folmer, Vice President	0	0%	0%
All executive officers and directors as a group (3 individuals)	87,408,471,108	77.08%	66.67%

Preferred Stock Ownership (by Series; shares outstanding as of February 4, 2026)

Name of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned	% of Class (4)	Votes per Preferred Share (5)
GHS Investments LLC	Series C Convertible Redeemable Preferred Stock	591	100%	Variable	(6)
Steven Reinharz	Series E Preferred Stock	3,350,000	100%	Variable	(7)
Steven Reinharz	Series F Convertible Preferred Stock	2,450	97.49%	0	(8)
Lior Srulovics	Series F Convertible Preferred Stock	35	1.39%	0	(8)
Peter Srulovics	Series F Convertible Preferred Stock	27	1.07%	0	(8)
Growth Ventures	Series F Convertible Preferred Stock	1	0.04%	0	(8)

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Beneficial ownership includes shares of Common Stock issuable within 60 days upon the exercise of options or warrants or the conversion of convertible securities. For purposes of calculating “% of Class” for a particular beneficial owner with respect to Common Stock, the denominator equals (i) the total number of shares of Common Stock outstanding as of the date of this Information Statement (25,987,280,437 shares), plus (ii) the number of shares of Common Stock that such beneficial owner has the right to acquire within 60 days through the exercise or conversion of derivative securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of such beneficial owner’s shares.
(2)	“% of Total Voting Power” reflects the voting power of securities beneficially owned, including the voting rights of the Company’s Preferred Stock.
(3)	Mr. Reinharz is the holder of (i) 3,350,000 shares of the Company’s Series E Preferred Stock and (ii) 2,450 shares of the Company’s Series F Convertible Preferred Stock. The designation for the Series F Convertible Preferred Stock provides that each holder of shares of Series F Convertible Preferred Stock may convert all (but not less than all) of their shares of Series F Convertible Preferred Stock into a number of shares of Common Stock determined by multiplying the number of issued and outstanding shares of Common Stock on the date of conversion by 3.45, on a pro rata basis. Because the shares issuable upon such conversion are assumed to be issuable within 60 days for purposes of this Information Statement, they are included in the table above for purposes of determining beneficial ownership of Common Stock and the related “% of Class” calculation. Based on 25,987,280,437 shares of Common Stock outstanding as of the date of this Information Statement, the Series F Convertible Preferred Stock is convertible into 89,656,117,508 shares of Common Stock (3.45 X 25,987,280,437). Calculated on a pro rata basis, Mr. Reinharz’s portion would be 87,408,471,108 shares of Common Stock based on his 97.493% beneficial ownership of the Series F Convertible Preferred Stock (89,656,117,508 X .97493). The designation for the Series E Preferred Stock provides that the Series E Preferred Stock votes, as a class, equal to two times the votes of all outstanding capital stock, such that the Series E Preferred Stock always represents 66 2/3% of total voting power. Therefore, the votes per Series E share are not a fixed number and vary based on the number of votes of the outstanding voting securities at the time of the vote. As of the date of this Information Statement, there were 25,987,280,437 shares of our Common Stock outstanding, totaling 25,987,280,437 votes, and 591 shares of our Series C Convertible, Redeemable Preferred Stock outstanding, totaling 1,773,000,000 votes (see footnote (6) below), for an aggregate total of 27,760,280,437 votes, resulting in the Series E Preferred Stock, as a class, having total voting power equal to 55,520,560,874 votes (2 X 27,760,280,437).

(4)	Percentages for each series of Preferred Stock are based on shares issued and outstanding for that class of Preferred Stock as of February 4, 2026: (i) Series B Preferred Stock: 0 shares; (ii) Series C Convertible, Redeemable Preferred Stock: 591 shares; (iii) Series E Preferred Stock: 3,350,000 shares; (iv) Series F Preferred Stock: 2,513 shares; and (v) Series G Preferred Stock: 0 shares.
(5)	Reflects the voting rights per share of each preferred series based on the Company’s charter / disclosed voting securities.
(6)	Each share of Series C Convertible, Redeemable Preferred Stock is redeemable into shares of Common Stock at $1,200 per share, using the conversion price equal to 80% of the lowest market price over the previous 15 trading days, and has voting rights on an as converted basis. As of February 4, 2026, there were 591 shares of Series C Convertible, Redeemable Preferred Stock outstanding. Based on the lowest market price of the Common Stock over the previous 15 trading days prior to February 4, 2026 ($0.0005), and applying the 80% discount, the Series C Convertible, Redeemable Preferred Stock has cumulative voting power equal to 1,773,000,000 votes ($1,200/$0.0004 X 591) on an as converted basis.
(7)	The designation for the Series E Preferred Stock provides that the Series E Preferred Stock votes, as a class, equal to two times the votes of all outstanding capital stock, such that the Series E Preferred Stock always represents 66 2/3% of total voting power. Therefore, the votes per Series E share are not a fixed number and vary based on the number of votes of the outstanding voting securities at the time of the vote. As of the date of this Information Statement, there were 25,987,280,437 shares of our Common Stock outstanding, totaling 25,987,280,437 votes, and 591 shares of our Series C Convertible, Redeemable Preferred Stock outstanding, totaling 1,773,000,000 votes (see footnote (6) above), for an aggregate total of 27,760,280,437 votes, resulting in the Series E Preferred Stock, as a class, having total voting power equal to 55,520,560,874 votes (2 X 27,760,280,437).
(8)	The designation for the Series F Convertible Preferred Stock provides that the Series F Convertible Preferred Stock has no voting rights prior to conversion.

HOUSEHOLDING OF INFORMATION STATEMENT MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers, banks, and other nominees to satisfy the delivery requirements for information statements by delivering a single information statement addressed to multiple stockholders sharing the same address, unless such stockholders have provided contrary instructions. Stockholders who share an address and wish to receive separate copies of this Information Statement may request separate copies by contacting the Company at:

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS, INC.
10800 Galaxie Avenue

Ferndale, MI 48220

Telephone: (877) 787-6268

or through their broker, bank, or other nominee.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Information Statement information we file with the SEC, which means we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this Information Statement, and later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below that we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

1.	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, filed with the SEC on May 29, 2025.

2.	Our Quarterly Reports on Form 10-Q for the quarters ended May 31, 2025, August 31, 2025, and November 30, 2025, filed with the SEC on July 15, 2025, October 15, 2025, and January 14, 2026, respectively.

3.	Our Current Reports on Form 8-K filed with the SEC since February 28, 2025, and prior to the date of this Information Statement, excluding any information furnished rather than filed (including under Items 2.02 or 7.01) unless expressly stated otherwise.

4.	Any other reports, proxy statements or information statements we filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the documents listed above and before the date this Information Statement is first mailed or furnished to Stockholders.

In addition, we incorporate by reference all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and before the date the matters described herein are effected, except as may be otherwise stated in such filings. Any statement contained in a document incorporated by reference will be deemed modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement, or in any subsequently filed document that is incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports and other information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934. You may read and copy any reports, statements, or other information that the Company files with the SEC at the SEC’s public reference room and on the SEC’s website. The Company also makes certain disclosures available through OTC Markets.

Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all amendments to those reports, our Code of Ethics and any reports of beneficial ownership of our Common Stock filed by executive officers, directors and beneficial owners of more than 10 percent of the outstanding shares of our Common Stock are posted on and may be obtained on the Investors Corner page of our website at AITX Investor’s Corner - AITX - Artificial Intelligence Technology Solutions without charge, or may be requested (exclusive of exhibits), at no cost by mail addressed to AITX at 10800 Galaxie Avenue, Ferndale, Michigan 48220, Attention: Corporate Secretary.

You may obtain copies of the documents incorporated by reference, without charge, by written or oral request to:

Artificial Intelligence Technology Solutions, Inc.
10800 Galaxie Avenue

Ferndale, MI 48220

Telephone: (877) 787-6268

You can also access these documents at the SEC’s website at www.sec.gov.

The entire cost of furnishing this Information Statement will be borne by the Company.

SIGNATURE

Dated: February ___, 2026

By Order of the Board of Directors

/s/ Steven Rainharz
By:	Steven Reinharz
Title	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Change to the Articles of Incorporation

99.1	Written Consent of Majority Stockholders